                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Dreyer's Grand Ice Cream, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

--------------------------------------------------------------------------------

                                Notice of Annual
                            Meeting of Stockholders
                              and Proxy Statement

--------------------------------------------------------------------------------

                            Meeting of May 12, 1999

                                      LOGO

TO THE STOCKHOLDERS OF DREYER'S GRAND ICE CREAM, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Dreyer's Grand Ice Cream, Inc. (the "Company") that will be held at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California on Wednesday, May 12, 1999 at 2:00 p.m. We hope you will be able to attend, participate and hear management's report to stockholders.

     On the following pages, you will find a Notice of Annual Meeting and Proxy Statement. We suggest that you read the Proxy Statement carefully.

     It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. This should be done whether or not you now plan to attend the meeting and to vote in person. A summary of the proceedings of the meeting will be sent to all stockholders.

     The Directors and Officers of the Company look forward to meeting with you.

T. GARY ROGERS                                    WILLIAM F. CRONK, III
Chairman of the Board and                         President
Chief Executive Officer

Oakland, California
April 8, 1999

                                      LOGO

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice of Annual Meeting of Stockholders....................    1

Proxy Statement.............................................    2

     Introduction...........................................    2
          Annual Report.....................................    2
          Solicitation by the Board of Directors; Revocation
          of Proxies........................................    2
          Costs of Solicitation.............................    2
          Voting of Board of Directors' Proxies.............    2
          Shares Outstanding, Voting Rights and Record
          Date..............................................    2

     Board of Directors.....................................    3
          Nominees for Director.............................    3
          Continuing Directors..............................    3
          Committees of the Board...........................    4
          Attendance at Board and Committee Meetings........    5
          Remuneration of Directors.........................    5

     Security Ownership of Certain Beneficial Owners and
      Management............................................    6
          Security Ownership of Certain Beneficial Owners...    6
          Security Ownership of Management..................    8
          Section 16(a) Beneficial Ownership Reporting
          Compliance........................................    9

     Executive Compensation.................................   10
          Summary of Cash and Certain Other Compensation....   10
          Stock Options.....................................   11
          Performance Graph.................................   12
          Employment Contracts, Employment Termination and
          Change of Control Arrangements....................   12
          Compensation Committee Report on Executive
          Compensation......................................   13
          Compensation Committee Interlocks and Insider
          Participation.....................................   15
          Other Relationships...............................   16

     Matters Submitted to a Vote of Stockholders............   16
          Election of Directors.............................   16
          Approval of the Amendment to the Company's Stock
          Option Plan (1993)................................   17
          Ratification of Selection of Independent Public
          Accountants.......................................   21

     Voting Information.....................................   21
          General Voting Information........................   21
          Votes Required for Approval.......................   22

     Proposals of Stockholders..............................   22

     Other Matters..........................................   23

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1999

     The Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. will be held on Wednesday, May 12, 1999 at 2:00 p.m. at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California for the following purposes:

     1. Electing three directors to Class II of the Board of Directors;

     2. Approving the amendment to the Company's Stock Option Plan (1993) to increase the number of shares reserved for issuance thereunder from 4,400,000 to 6,400,000;

     3. Approving the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year 1999 and thereafter until its successor is appointed; and

     4. Considering and acting upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

     A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each such stockholder, will be open for examination by any such stockholder, for any purpose germane to the meeting, at the Company's corporate office (5929 College Avenue, Oakland, California) during ordinary business hours for 10 days before the date of the meeting. The list will also be available for inspection at the meeting.

     The close of business on March 24, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                                          EDMUND R. MANWELL
                                          Secretary

April 8, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders by the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12, 1999, and at all adjournments or postponements thereof. The mailing address of the Company is 5929 College Avenue, Oakland, California 94618, and its telephone number is
(510) 652-8187. The approximate date on which this Proxy Statement and the enclosed form of proxy are to be sent to stockholders is on or about April 8, 1999.

ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 26, 1998 ("Annual Report to Stockholders") is furnished concurrently to all stockholders entitled to vote at the Annual Meeting. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made except to the extent portions of the Annual Report to Stockholders are incorporated herein by reference.

SOLICITATION BY THE BOARD OF DIRECTORS; REVOCATION OF PROXIES

     The proxy in the form enclosed is solicited by the Board of Directors. A proxy may be revoked by the stockholder prior to exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the stockholders' meeting and elects to vote in person.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy materials to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. The Company has retained Skinner & Co. to assist in obtaining proxies from brokers and nominees at an estimated cost of $3,500 plus out of pocket expenses.

     Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, facsimile or mail. These services will be provided without additional compensation.

VOTING OF BOARD OF DIRECTORS' PROXIES

     The shares represented by the Board of Directors' proxies will be voted FOR the election of the Board of Directors' nominees for Class II of the Board of Directors, FOR the approval of the amendment to the Company's Stock Option Plan
(1993), FOR the approval of PricewaterhouseCoopers LLP as independent public accountants and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting, if no contrary instruction is indicated on a proxy.

SHARES OUTSTANDING, VOTING RIGHTS AND RECORD DATE

     There were 27,511,234 shares of Common Stock ($1.00 par value) of the Company, 1,007,522 shares of Series A Convertible Preferred Stock ($1.00 par value) of the Company, no shares of Series B Convertible Preferred Stock ($1.00 par value) of the Company, and no shares of Series A Participating Preference Stock ($1.00 par value) of the Company outstanding at the close of business on March 24, 1999. Each share of Common Stock is entitled to one vote at the meeting. Each share of Series A Convertible Preferred Stock is entitled to vote that number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock is convertible on the record date for the meeting. The outstanding shares of Series A Convertible Preferred Stock are convertible into an aggregate of 5,800,000 shares of Common Stock on March 24, 1999. There are no cumulative voting rights.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on March 24, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                               BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR

     Under the Company's By-Laws and Certificate of Incorporation, the Board of Directors consists of nine directors and is divided into three classes, with each class having a term of three years. The directors of Class II will be elected at the 1999 Annual Meeting of Stockholders and will hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees constitute Class II of the Board of Directors with each of their terms expiring as of the date of this Annual Meeting.

     The following brief statements contain biographical information about the nominees and the years they first became directors:

       NOMINEE
YEAR FIRST ELECTED AS
      DIRECTOR
         AGE                    PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------           ------------------------------------------
  Robert A. Helman     PARTNER, MAYER, BROWN & PLATT. Mr. Helman joined the
        1998           Company's Board of Directors in 1998. Mr. Helman became a
      Age: 65          partner at Mayer, Brown & Platt in 1967. Prior to 1967, Mr.
                       Helman was an associate and partner in the law firm of
                       Isham, Lincoln & Beale. Mr. Helman is also a director of
                       Northern Trust Corporation and Zenith Electronics
                       Corporation, both publicly traded companies. In addition,
                       Mr. Helman serves as a director of the following privately owned organizations: The Chicago Stock Exchange and The
                       Brookings Institution.

 Edmund R. Manwell     PARTNER, MANWELL & MILTON, GENERAL COUNSEL TO THE COMPANY.
        1981           Mr. Manwell has served as Secretary of the Company since its
      Age: 56          incorporation in 1977 and as a director of the Company since
                       April 1981. Mr. Manwell is a partner in the law firm of
                       Manwell & Milton, general counsel to the Company. Mr.
                       Manwell is also a director of Hanover Direct, Inc., a direct marketing company.

 Timothy P. Smucker    CHAIRMAN, THE J.M. SMUCKER COMPANY. Mr. Smucker joined the
        1997           Company's Board of Directors in 1997. Mr. Smucker has been
      Age: 54          employed by The J.M. Smucker Company, a food products
                       manufacturer, for over 28 years, and has held a variety of positions prior to his appointment as Chairman. He has been a director of The J.M. Smucker Company since 1973. Mr.
                       Smucker is also a director of Huntington BancShares
                       Incorporated, a regional bank holding company.

CONTINUING DIRECTORS

     Directors T. Gary Rogers, William F. Cronk, III and M. Steven Langman ("Class III") will hold office until the 2000 Annual Meeting of Stockholders. Directors Jan L. Booth, John W. Larson and Jack O. Peiffer ("Class I") will hold office until the 2001 Annual Meeting of Stockholders.

     The following brief statements contain biographical information about each continuing director and the year she or he first became a director:

 YEAR FIRST ELECTED AS
       DIRECTOR
          AGE                     PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------           ------------------------------------------
     Jan L. Booth        PRIVATE INVESTOR. Ms. Booth joined the Company's Board of
         1997            Directors in 1997. From 1988 to 1990, Ms. Booth was
        Age: 48          self-employed as a business consultant. Ms. Booth served as
                         Vice President of Marketing of the Company from 1981 to
                         1987. Before joining the Company, Ms. Booth was employed by
                         Crown Zellerbach's consumer products division.

 William F. Cronk, III   PRESIDENT, DREYER'S GRAND ICE CREAM, INC. Mr. Cronk has
         1977            served on the Company's Board of Directors since its
        Age: 56          incorporation in 1977. Since April 1981, he has served as
                         the Company's President.

   M. Steven Langman     MANAGING DIRECTOR, RHONE GROUP LLC. Mr. Langman joined the
         1997            Company's Board of Directors in 1997. Prior to joining Rhone
        Age: 37          Group LLC, a private investment banking firm, in May 1996,
                         Mr. Langman was employed with Lazard Freres & Co. L.L.C. for nine years, most recently serving as a Managing Director.
                         Mr. Langman worked for Goldman, Sachs & Co. for two years
                         before joining Lazard Freres.

    John W. Larson       PRIVATE INVESTOR. Mr. Larson joined the Company's Board of
         1993            Directors in 1993. From 1989 to early 1993, Mr. Larson
        Age: 61          served as Chief Operating Officer of The Chronicle
                         Publishing Company, a privately-held, diversified media
                         company. From 1984 to 1989, Mr. Larson was a General Partner of J.H. Whitney & Co., a venture capital and buyout firm.
                         Prior to joining J.H. Whitney, Mr. Larson was the Managing
                         Director of the San Francisco office of McKinsey & Company,
                         Inc. Mr. Larson is also a member of the Board of Control of
                         Crown Pacific Partners, LP, a forest products concern.

    Jack O. Peiffer      RETIRED SENIOR VICE PRESIDENT -- CORPORATE HUMAN RESOURCES,
         1993            GENERAL ELECTRIC COMPANY. Mr. Peiffer joined the Company's
        Age: 65          Board of Directors in 1993. Mr. Peiffer was employed by GE
                         Company for over 38 years and held a variety of financial
                         and general management positions prior to his appointment as
                         Senior Vice President -- Corporate Human Resources,
                         including Vice President and General Manager of GE Supply
                         Company from November 1983 to January 1985.

    T. Gary Rogers       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, DREYER'S
         1977            GRAND ICE CREAM, INC. Mr. Rogers has served as the Company's
        Age: 56          Chairman of the Board and Chief Executive Officer since its incorporation in February 1977. Mr. Rogers is also a
                         director of Levi Strauss & Company.

COMMITTEES OF THE BOARD

     Committees of the Board of Directors are the following:

  Compensation Committee

     The Compensation Committee is composed of seven directors, none of whom are employees of the Company in any capacity. The Committee makes recommendations to the Board of Directors with respect to the salaries and bonuses and other forms of remuneration to be paid to the Chief Executive Officer and the President and the terms and conditions of their employment. In addition, the Committee is the Administrator of the Company's Incentive Stock Option Plan (1982), the Company's
Section 423 Employee Stock Purchase Plan (1990), the Company's Employee Secured Stock Purchase Plan (1990), the Company's Stock Option Plan (1992) and the Company's Stock Option Plan (1993).

     During fiscal 1998, Ms. Booth and Messrs. Helman, Langman, Larson, Manwell (Chairman), Peiffer and Smucker were members of the Compensation Committee.

  Audit Committee

     The Audit Committee in 1998 was comprised of Ms. Booth and Messrs. Helman, Langman, Larson (Chairman), Manwell, Peiffer and Smucker. The Committee meets on the call of any member and, on at least one occasion each year, meets with the independent public accountants to discuss: (1) the scope of the audit engagement; (2) the results of each annual audit and the financial statements and notes included in the Company's Annual Report to the Stockholders; and (3) other matters pertaining to the audit, including the Company's accounting policies and internal controls. The Committee is also responsible for recommending for appointment by the Board of Directors, subject to submission to the stockholders for their approval, independent public accountants to audit the Company's financial statements, as well as advising the Board of Directors with respect to the scope of the audit, the Company's accounting policies and internal controls.

     The purpose and function of the Audit Committee is to review and monitor the Company's financial reports and accounting practices, as well as to provide the means for direct communication among the Company's Board of Directors, its financial management and independent public accountants.

     The Committee is concerned with the accuracy and completeness of the Company's financial statements and matters that relate to them. However, the Committee's role does not include providing to stockholders, or others, special assurances regarding such matters. Moreover, the Committee's role does not involve the professional evaluation of the quality of the audit conducted by the independent public accountants. While it is believed that the Committee's activities are beneficial because they provide an ongoing oversight on behalf of the full Board of Directors, they do not alter the traditional roles and responsibilities of the Company's management and independent public accountants with respect to the accounting and control functions and financial statement presentation.

     The Company has no nominating committee nor does any other committee perform the functions of such a committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal 1998, there were six special meetings of the Board of Directors and all directors attended each meeting, except Messrs. Rogers and Langman who were each absent from one meeting. The Compensation Committee and the Audit Committee each met twice. All members of the committees attended each of the meetings of the respective committee, except for Mr. Langman who was absent from one meeting of the Audit Committee.

REMUNERATION OF DIRECTORS

     Directors' compensation consists of a meeting fee of $4,000 for each meeting of the Board of Directors actually attended and an annual fee of $4,000 for each member of each committee. Directors' compensation includes, in addition to the meeting fee and committee fee, an annual retainer fee of $6,000. The Company also reimburses the reasonable travel expenses of a director to attend board meetings. The Board of Directors generally meets four times each year. Each committee meets at least annually and more frequently if requested by any member. Employee directors receive no compensation as directors. Members of the Board of Directors who were not employees of the Company (each a "Non-Employee Director") received an option to purchase 10,000 shares of the Company's Common Stock on the date the Company's Stock Option Plan (1993) (the "1993 Plan") was approved by the Company's stockholders or received such an option upon appointment to the Board of Directors, if appointment occurred subsequent to such approval. Also, additional stock option grants to purchase 3,000 shares of the Company's Common Stock are awarded to each Non-Employee Director on each anniversary of the date the 1993 Plan was approved by the Company's stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 24, 1999 concerning the beneficial ownership of Common Stock of the Company by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of such class:

               NAME AND ADDRESS                  AMOUNT AND NATURE OF     PERCENT OF
              OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP*      CLASS*
              -------------------                ---------------------    ----------
Nestle Holdings, Inc.(1).......................        8,112,016             27.5%
  c/o Nestle USA, Inc.
  800 North Brand Boulevard
  Glendale, California 91203
Nestle S.A.
  Avenue Nestle
  Vevey, Switzerland CH-1800

T. Gary Rogers(2)(3)...........................        3,741,322             13.3%
  5929 College Avenue
  Oakland, California 94618

Cortopassi Family Trust(4).....................        3,047,050             11.1%
Stanislaus Food Products Co.
Stanislaus Partners
San Tomo Partners
Sierra Quality Canners, Inc.
Trecento Investors, Inc.
LICO Brands, Inc.
DACCO, Inc.
VICOR, LLC
Capecchio Foundation
Alpinello Investors, Inc.
Wright Tract Partners, LP
  11292 North Alpine Road
  Stockton, California 95212

General Electric Capital Corporation(5)(6).....        2,900,000              9.5%
  260 Long Ridge Road
  Stamford, Connecticut 06927

Trustees of General Electric Pension
  Trust(5)(7)..................................        2,900,000              9.5%
GE Investment Private Placement Partners I,
  Limited Partnership
  P.O. Box 7900
  3003 Summer Street
  Stamford, Connecticut 06904

William F. Cronk, III(2)(8)....................        2,078,562              7.4%
  5929 College Avenue
  Oakland, California 94618

---------------
 * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(1) Includes warrants to purchase 2,000,000 shares of Common Stock which are currently exercisable by Nestle Holdings, Inc. ("NHI"). NHI has sole voting power and sole investment power with respect to all of these shares. Nestle S.A. ("Nestle") filed a joint statement on Schedule 13D with NHI and may be deemed to have sole voting power and sole investment power with respect to these shares because NHI is a wholly-owned subsidiary of Nestle.

(2) Includes options to purchase 203,960 shares of Common Stock under the Company's Stock Option Plan (1992) exercisable within 60 days, and options to purchase 374,680 shares of Common Stock under the Company's Stock Option Plan (1993) exercisable within 60 days.

(3) 2,942,072 and 200,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 20,610 shares held in Mr. Rogers' account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

(4) Each entity has sole voting and sole investment power with respect to only those shares of Common Stock registered in the name of the entity, as follows: Cortopassi Family Trust, 663,650 shares; Stanislaus Food Products Co., 748,400 shares; Stanislaus Partners, 100,000 shares; San Tomo Partners, 300,000 shares; Sierra Quality Canners, Inc., 650,000 shares; Trecento Investors, Inc., 150,000 shares; LICO Brands, Inc., 65,000 shares; DACCO, Inc., 150,000 shares; VICOR, LLC, 70,000 shares; Capecchio Foundation, 100,000 shares; Alpinello Investors, Inc., 30,000 shares; Wright Tract Partners, LP, 20,000 shares. The listed entities filed a joint statement on
    Schedule 13D as members of a group.

(5) Assumes full conversion of the Series A Convertible Preferred Stock of the Company held by the named entity or entities into the Company's Common Stock. These parties filed a Schedule 13D (reporting the beneficial ownership described above) jointly with General Electric Capital Services, Inc. (formerly known as General Electric Financial Services, Inc.) and General Electric Company each of which disclaimed beneficial ownership of all shares of the Company's Common Stock beneficially owned by General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership.

(6) The holder has sole voting power and sole investment power with respect to all of these shares.

(7) Trustees of General Electric Pension Trust ("GEPT") have sole voting power and sole investment power with respect to 1,172,990 of these shares. GE Investment Private Placement Partners I, Limited Partnership ("GEIPPP") has sole voting power and sole investment power with respect to 1,727,010 of these shares. GEPT and GEIPPP may constitute a group as such term is used in
    Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(8) 1,499,922 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 84,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Neither Mr. Cronk nor his wife have voting or investment power with respect to these 84,000 shares, and Mr. Cronk and his wife disclaim beneficial ownership of all of the shares held in these irrevocable trusts.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 24, 1999 concerning the beneficial ownership of Common Stock of the Company by each director and nominee of the Company, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown:

                                                         AMOUNT OF
                                                         BENEFICIAL    PERCENT OF
                         NAME                            OWNERSHIP*      CLASS*
                         ----                            ----------    ----------
T. Gary Rogers(1)(2)...................................  3,741,322        13.3%
William F. Cronk, III(1)(3)............................  2,078,562         7.4%
William R. Oldenburg(4)................................    234,756          **
Thomas M. Delaplane(5).................................    219,384          **
J. Tyler Johnston(6)...................................    104,658          **
Edmund R. Manwell(7)...................................     70,000          **
John W. Larson(7)(8)...................................     53,500          **
Jan L. Booth(9)(10)....................................     24,200          **
Jack O. Peiffer(7).....................................     22,000          **
Timothy P. Smucker(10).................................     18,000          **
M. Steven Langman(10)..................................     16,000          **
Robert A. Helman(11)...................................     13,000          **
Directors and Executive Officers as a Group
  (13 persons)(12).....................................  6,595,382        22.5%

---------------
  * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

 **  Less than one percent.

 (1) Includes options to purchase 203,960 shares of Common Stock under the Company's Stock Option Plan (1992) (the "1992 Plan") exercisable within 60 days, and options to purchase 374,680 shares of Common Stock under the Company's Stock Option Plan (1993) (the "1993 Plan") exercisable within 60 days.

 (2) 2,942,072 and 200,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 20,610 shares held in Mr. Rogers' account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

 (3) 1,499,922 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 84,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Neither Mr. Cronk nor his wife have voting or investment power with respect to these 84,000 shares, and Mr. Cronk and his wife disclaim beneficial ownership of all of the shares held in these irrevocable trusts.

 (4) Includes options to purchase 8,200 shares of Common Stock under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan") exercisable within 60 days, options to purchase 30,400 shares of

     Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 150,080 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (5) Includes options to purchase 8,200 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 30,400 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 139,760 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (6) Includes options to purchase 7,200 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 2,600 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 87,248 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (7) Includes options to purchase 22,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (8) 31,500 of these shares are held directly by trusts for the benefit of Mr. Larson's adult children for which Mr. Larson serves as trustee.

 (9) 4,000 of these shares are held directly by the Herrero/Booth Revocable Trust for which Ms. Booth and her husband serve as co-trustees. Ms. Booth and her husband share the voting and investment power with respect to such shares. Also includes 4,200 shares held by the Herrero Bros. Inc. Employee Profit Sharing and Retirement Plan & Trust, for which Ms. Booth's husband serves as a co-trustee and is a plan participant. Ms. Booth and her husband disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(10) Includes options to purchase 16,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(11) Includes options to purchase 13,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(12) Includes options to purchase 23,600 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 471,320 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 1,253,448 shares of Common Stock under the 1993 Plan exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 (required by Section 16(a) in the event of failure to comply with certain filing requirements) were required for those persons, the Company believes that during fiscal 1998 its officers, directors, and greater than 10 percent beneficial owners complied with all applicable filing requirements, except that one Form 4 filed by Jeffrey P. Porter to report a stock option exercise in September 1998 was filed late due to an administrative oversight.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 26, 1998, December 27, 1997 and December 28, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                               ANNUAL COMPENSATION                  ------------
                                 ------------------------------------------------    SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                                     COMPENSATION     OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(2)    ($)(3)(4)         (#)           ($)(5)
  ---------------------------    ----   ------------   -----------   ------------   ------------   ------------
T. Gary Rogers.................  1998     682,309         -0-           64,926          85,300        12,374
  Chairman of the Board and      1997     666,171        162,500        52,231         120,000        16,021
  Chief Executive Officer        1996     639,902         -0-                          116,200(6)     16,806

William F. Cronk, III..........  1998     682,309         -0-           52,157          85,300        12,000
  President                      1997     666,171        162,500        57,449         120,000        15,000
                                 1996     639,902         -0-                          116,200(6)     16,200

William R. Oldenburg...........  1998     366,164         -0-                           29,000        12,000
  Vice President -- Operations   1997     344,787         87,500                        40,000        15,000
                                 1996     329,403         -0-                           37,600(6)     16,200

Thomas M. Delaplane............  1998     351,164         -0-                           29,000        12,000
  Vice President -- Sales        1997     328,632         83,750                        40,000        15,000
                                 1996     309,402         -0-                           37,600(6)     16,200

J. Tyler Johnston..............  1998     330,205         -0-                           29,000        12,000
  Vice President -- Marketing    1997     304,787         77,500                        40,000        15,000
                                 1996     279,402         -0-                           37,600(6)     13,350

---------------
(1) Includes amounts contributed by the officers to the salary deferral portion of Dreyer's Grand Ice Cream, Inc. Savings Plan, a 401(k) plan (the "Savings Plan").

(2) Includes amounts paid under the Company's Incentive Bonus Plan.

(3) No disclosure for fiscal years 1998, 1997 and 1996 is made for Messrs. Oldenburg, Delaplane and Johnston under Other Annual Compensation, and no disclosure is made for Messrs. Rogers and Cronk for fiscal year 1996 under Other Annual Compensation, as the aggregate incremental compensation otherwise reportable in this column for each of these individuals is less than the smaller of $50,000 or 10% of the respective officer's combined salary and bonus for such fiscal years.

(4) The amount reported for Mr. Rogers for both 1997 and 1998 includes $26,000 paid each year to PricewaterhouseCoopers LLP for tax and accounting services rendered on behalf of Mr. Rogers and $28,291 and $23,082 respectively in 1998 and 1997 for Mr. Roger's use of a Company automobile. The amount reported for Mr. Cronk for both 1997 and 1998 includes $26,000 paid each year to PricewaterhouseCoopers LLP for tax and accounting services rendered on behalf of Mr. Cronk and $26,157 and $27,298 respectively in 1998 and 1997 for Mr. Cronk's use of a Company automobile.

(5) For each Named Executive Officer, the amounts reported include contributions by the Company of $8,000 in 1998, $11,200 in 1997 and $10,500 in 1996 to the
    Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan. For each of Messrs. Rogers, Cronk, Oldenburg and Delaplane, the amounts reported include contributions by the Company of $4,000 in 1998, $3,800 in 1997 and $5,700 in 1996 to the Savings Plan. For Mr. Johnston, the amounts reported include contributions to the Savings Plan by the Company of $4,000 in 1998, $3,800 in 1997 and $2,850 in 1996. Additionally, the Company paid split-dollar life insurance premiums of $374 in 1998, $1,021 in 1997 and $606 in 1996 for the benefit of Mr. Rogers.

(6) Excludes options granted in 1996 in lieu of a cash bonus for the Named Executive Officers' performance in 1995.

STOCK OPTIONS

     The following table provides information concerning the grant of stock options made during fiscal 1998 to the Named Executive Officers:

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                  ------------------------------------------------------------------------
                                  NUMBER OF       PERCENT OF
                                  SECURITIES    TOTAL OPTIONS
                                  UNDERLYING      GRANTED TO      EXERCISE OR                  GRANT DATE
                                   OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT
              NAME                GRANTED(1)     FISCAL YEAR        ($/SH)          DATE       VALUE($)(2)
              ----                ----------    --------------    -----------    ----------    -----------
T. Gary Rogers..................    85,300           12.5%          $22.88         3/3/08       $795,849
William F. Cronk, III...........    85,300           12.5%           22.88         3/3/08        795,849
William R. Oldenburg............    29,000            4.3%           22.88         3/3/08        270,570
Thomas M. Delaplane.............    29,000            4.3%           22.88         3/3/08        270,570
J. Tyler Johnston...............    29,000            4.3%           22.88         3/3/08        270,570

---------------
(1) Options were granted pursuant to the Company's Stock Option Plan (1993) (the "1993 Plan") and begin vesting two years from the date of grant as follows:
    The options may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. The options granted under the 1993 Plan expire 10 years from the date of grant, terminate within various periods ranging from three to 24 months after the employee's termination of employment, death or disability, and are non-transferable except by will or the laws of descent and distribution. The exercise price of options granted under the 1993 Plan equaled the fair market value of the shares of the Company's Common Stock on the date of grant. In the event of a Change of Control of the Company, all then outstanding options issued under the 1993 Plan shall vest and become immediately exercisable. The term "Change of Control" as defined in the 1993 Plan is more completely described under the caption "Employment Contracts, Employment Termination and Change of Control Arrangements" on pages 12-13 herein.

(2) Grant date present value was calculated using the Black-Scholes option pricing model. For the options granted, the following assumptions were used in the Black-Scholes valuation calculation: dividend yield of 0.52 percent, risk-free rate of return of 5.77 percent, six year expected term and an expected volatility of 32.32 percent. The annual dividend yield equals the quotient of the current annual dividend of $0.12 divided by the stock price on the date of grant. The expected volatility used was based on the monthly closing price of the Company's Common Stock over a three-year period. The risk-free rate is the yield on a U.S. Zero Coupon Bond with a maturity equal to the expected term of the grant. The approach used in developing the assumptions upon which the Black-Scholes calculations were based is consistent with the requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The value calculated by use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock.

     The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the value of such officers' unexercised in-the-money options as of December 26, 1998:

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                NUMBER                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               OF SHARES                         AT FY-END(#)                  AT FY-END($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
T. Gary Rogers..............         0              0       464,120        344,540       $339,615        $80,085
William F. Cronk, III.......         0              0       464,120        344,540        339,615         80,085
William R. Oldenburg........    10,260       $169,931       147,560        118,040        131,008         32,455
Thomas M. Delaplane.........    10,260        162,878       145,960        118,040        129,920         32,455
J. Tyler Johnston...........     4,620         71,321        64,746        106,964         27,073          8,040

PERFORMANCE GRAPH

     The following graph shows the Company's total return to stockholders compared to the Standard & Poor's 500 Index and the Standard & Poor's Foods-500 Index over the five-year period from December 25, 1993 through December 26, 1998:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG DREYER'S GRAND ICE CREAM, INC., THE S&P 500 INDEX
                          AND THE S&P FOODS-500 INDEX

                                                DREYER'S GRAND ICE CREAM             S&P 500                  S&P FOODS-500
                                                ------------------------             -------                  -------------
1993                                                     100.00                      100.00                      100.00
1994                                                      86.18                      101.10                      109.90
1995                                                     116.69                      139.13                      140.44
1996                                                     103.46                      174.80                      169.72
1997                                                     172.70                      220.24                      232.92
1998                                                      99.92                      292.81                      263.27

---------------
* Assumes $100 investment on December 25, 1993, in each of Dreyer's Grand Ice Cream, Inc., the S&P 500 Index and the S&P Foods-500 Index, and the reinvestment of dividends.

EMPLOYMENT CONTRACTS, EMPLOYMENT TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     Currently, all options that have been and may in the future be issued under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan
(1993) (the "1993 Plan") (collectively, the "Plans") immediately vest and become subject to exercise upon a Change of Control of the Company. A Change of Control is defined under the Plans to include (i) the acquisition by any person of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which 40 percent shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), or (ii) a change in the composition of majority membership of the Board of Directors over any two-year period commencing, with respect to the ISO Plan and the 1992 Plan, on or after March 7, 1994, or, with respect to the 1993 Plan, on or after September 9, 1993, or (iii) a change in ownership of the Company such that the Company becomes subject to the delisting of its Common Stock from the NASDAQ National Market System, or
(iv) the approval by the Board of Directors of the sale of all or substantially all of the assets of the Company, or (v) the approval by the Board of Directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i),
(ii) or (iii) above.

Further, the acquisition by any person (or any group of which such a person is a member) who is (with respect to the ISO Plan and the 1992 Plan, as of March 7, 1994, or, with respect to the 1993 Plan, as of September 9, 1993) a member of the Board of Directors, of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (the calculation of such 40 percent being made as described above), shall not be deemed a Change of Control for purposes of the Plans.

     The 1993 Plan also includes provisions whereby the options granted an optionee thereunder immediately vest and become exercisable upon the death or retirement of the optionee. Additionally, under the 1993 Plan, the Administrator may, in its discretion, accelerate the vesting of an optionee's options. Except for these provisions of the Company's stock option plans, the Company has no employment contracts or any employment termination or Change of Control arrangements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to regulations adopted by the SEC in October 1992, the Compensation Committee is required to disclose its bases for compensation of the Named Executive Officers and to discuss the relationship between the Company's performance during the last fiscal year and such compensation. The Compensation Committee notes that except in its capacity as Plan Administrator of the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan
(1993) (the "1993 Plan"), the Committee does not establish compensation for the Named Executive Officers (or any other executive officer of the Company) except the Chief Executive Officer and the President. Except for stock option grants, the compensation of the Company's executive officers (including the Named Executive Officers other than the Chief Executive Officer and the President) is determined by the Chief Executive Officer and the President in their sole discretion.

     The Chief Executive Officer's and the President's aggregate compensation is comprised of three principal components: base salary, bonus and stock options. While the Committee does not review any particular quantitative issues in establishing the Chief Executive Officer's and the President's base salary specifically and total compensation generally, the Committee does consider two principal factors which are evenly weighted in its deliberations: (1) performance of the Company measured by the long-term growth of the Company's income and (2) the roles of the Chief Executive Officer and the President in achieving the Company's performance. Although the Committee has not reviewed any compensation surveys relating specifically to chief executive officer and president salaries, the Committee believes that each of the Chief Executive Officer's and the President's base salary appropriately reflects the satisfactory long-term performance of the Company and each of their roles in the Company's performance and is competitive with the salaries of their counterparts at other companies of similar size and history (although such other companies are not necessarily companies which are represented in the indices described under the caption "Performance Graph" on page 12 herein).

     For 1998, the Committee determined that bonus compensation of the Chief Executive Officer and the President should be based upon the Company's profit plan earnings per share (the "Profit Plan"). Pursuant to the Committee's determination, no bonus could have been awarded unless the Profit Plan was achieved and a bonus equal to 50 percent of these officers' base salaries could have been awarded if the Profit Plan was achieved. If the Profit Plan had been exceeded by up to 25 percent, an additional bonus of up to 25 percent (calculated by linear interpolation) of these officers' base salaries could have been awarded. Under this policy no bonus was awarded for 1998. The Committee believes that this policy for awarding bonuses appropriately ties the bonuses of the Chief Executive Officer and the President to the performance of the Company.

In awarding options under the ISO Plan, the 1992 Plan and the 1993 Plan, the Committee has adopted a policy pursuant to which (1) Messrs. Rogers and Cronk will receive options to purchase the Company's Common Stock with a current market value equal to three times annual base salary, (2) all other Named Executive Officers (and the other vice president of the Company) will receive options to purchase the Company's Common Stock with a current market value equal to two times the average annual base salary of vice presidents of the Company,
(3) approximately 20 executive staff members will receive options to purchase the Company's Common Stock with a current market value equal to the average annual base salary of executive staff members, and (4) approximately 50 management staff members will receive options to purchase the Company's Common Stock with a current market value equal to one half the average annual base salary of management staff members. In addition, the Committee from time to time at its discretion, grants to other employees options to purchase 1,000 shares of the Company's Common Stock. The size of the option grants included in the Committee's policy are competitive with a broad general industry sampling according to a 1993 survey of competitive practice in 275 diversified companies received from the Company's compensation consultants (which survey included some companies which are represented in the indices described under the caption "Performance Graph" on page 12 herein). The stock option grants in 1998 were consistent with the Committee's stated policies.

     The Committee has also adopted a policy whereby key executive employees of the Company and its subsidiaries may, at the Committee's discretion, be offered the opportunity to receive options in lieu of current cash compensation, including bonuses, for options to purchase shares of the Company's Common Stock (the "Income Swap Plan"). Options granted in exchange for cash compensation are non-qualified and may be granted under either the 1992 Plan or the 1993 Plan. The exchange ratio used to determine the proper number of shares to be subject to such options is based on the Black-Scholes valuation method. The exercise price of options granted under the Income Swap Plan is set at the current fair market value of the Company's Common Stock as of the date of grant. The vesting of options granted by the Committee under the Income Swap Plan depends on whether the options are granted under the 1992 Plan or the 1993 Plan. Options granted under the 1992 Plan vest as follows: The options granted begin vesting two years from the date of grant and may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. Options granted under the 1993 Plan in connection with the Income Swap Plan vest six months from the date of grant. Options granted under the Income Swap Plan are exercisable for cash or by exchanging previously-acquired shares of Common Stock of the Company. Further, any tax withholding requirement can be satisfied through surrender of Common Stock of the Company previously acquired by the employee. Options granted under the 1993 Plan in connection with the Income Swap Plan may have a "reload" feature which would result in the option holder receiving, upon the exercise of such option, a "reload" grant equal to the number of shares of Common Stock utilized to pay the exercise price and/or tax withholdings. If granted, the "reload" options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the "reload" option and an exercise term equal to the remaining term of the option exercised.

     Beginning in 1994, Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and to any of its four other highest paid executive officers. However, certain performance based compensation is specifically exempt from the limitation on deductibility. Stock options granted under the Company's stock option plans are an example of exempt performance-based compensation. To date, no employee of the Company has been paid compensation in excess of $1 million that would be subject to the Code Section 162(m) limitation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee's general intention is to establish executive officer compensation programs which will maximize the Company's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

     The Committee notes that, generally, options granted to executive officers will only realize value to the extent the fair market value of the Company's stock increases after the date of grant. The Committee believes that this furthers the Committee's goal of aligning management's interests with those of the Company's stockholders.

                                          THE COMPENSATION COMMITTEE
                                          FOR FISCAL YEAR 1998

                                          Edmund R. Manwell, Chairman
                                          Jan L. Booth
                                          Robert A. Helman
                                          M. Steven Langman
                                          John W. Larson
                                          Jack O. Peiffer
                                          Timothy P. Smucker

     The foregoing Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In June 1993, the Company issued in a private placement to General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership (each individually, a "Holder"), pursuant to a Securities Purchase Agreement (the "GE Agreement"), an aggregate of $100,752,000 of 6.25 percent convertible subordinated debentures of the Company due June 30, 2001. In August 1995, the Company caused the conversion of the debentures into Series B Convertible Preferred Stock ($1.00 par value) of the Company. The Series B Convertible Preferred Stock was converted on October 3, 1997 into a total of 1,007,522 shares of Series A Convertible Preferred Stock, redeemable on June 30, 2001. The shares of Series A Convertible Preferred Stock are convertible at an initial conversion price of $17.37 into a total of 5,800,000 shares of Common Stock of the Company, subject to adjustment.

     Jack O. Peiffer was named to the Board of Directors of the Company pursuant to a provision of the GE Agreement that allows a designated Holder to select one nominee to the Board of Directors. Mr. Peiffer served as Senior Vice
President -- Corporate Human Resources of General Electric Company ("GEC") until his retirement in February 1993. GEC is an affiliate of the Holders.

     On June 14, 1994 the Company completed a transaction with Nestle Holdings, Inc. ("NHI") pursuant to a Stock and Warrant Purchase Agreement dated as of May 6, 1994, and amended June 14, 1994 (the "Nestle Agreement") whereby NHI purchased from the Company, for an aggregate price of $106,000,000, six million shares of Common Stock of the Company and warrants for the purchase of four million shares of Common Stock of the Company. Warrants for two million shares expired unexercised on June 14, 1997 and the remaining warrants are exercisable at any time prior to their expiration on June 14, 1999. NHI agreed that neither it nor its affiliates will acquire in the aggregate 35 percent or more of the outstanding Common Stock of the Company (including for purposes of this calculation outstanding stock options and other securities convertible into, or entitling the holder thereof to acquire Common Stock, hereafter "Voting Stock") without the prior consent of the Company's Board of Directors, subject to certain limited exceptions, for a period of 10 years. The Nestle Agreement also provides that the Company will recommend and use the same efforts as are used to cause the elections of all other nominees to the Board of Directors of the Company to cause the election to the Board of two nominees selected by NHI. Thereafter, throughout the term of the Nestle Agreement, NHI may nominate that number of nominees proportionate to the amount of Voting Stock owned by NHI and its affiliates. NHI and its affiliates have certain rights to purchase additional shares of Common Stock in open market transactions in the event their aggregate equity ownership in the Company is diluted to certain levels.

     M. Steven Langman and Robert A. Helman were named to the Board of Directors of the Company pursuant to the terms of the Nestle Agreement. Mr. Langman was appointed by NHI in March 1997 to replace Anthony J. Martino, who resigned as a director of the Company effective December 31, 1996. Mr. Helman was appointed by NHI in March 1998 to replace Timm Crull, who resigned as a director of the Company effective December 31, 1997.

     During fiscal 1998, Edmund R. Manwell was the Secretary of the Company and a partner in the law firm of Manwell & Milton, general counsel to the Company. The Company paid Manwell & Milton $738,380 in fees during fiscal 1998 for services rendered as general counsel to the Company. Mr. Manwell is not separately compensated for his services as Secretary of the Company although some of the fees received by Manwell & Milton may be for services that, in other corporations, are performed by the corporate secretary.

OTHER RELATIONSHIPS

     On June 14, 1994, the Company entered into an agreement with Nestle Ice Cream Company ("NICC"), an affiliate of Nestle Holding, Inc., to distribute in certain markets frozen novelty and ice cream products manufactured by or for NICC (the "NICC Products"). The Company purchases the NICC Products in the ordinary course of business and at prices consistent with those offered to other distributors.

     Timothy P. Smucker was appointed as a director of the Company on March 4, 1997. Mr. Smucker is Chairman of The J.M. Smucker Company ("JMS"), a supplier for the Company of certain raw materials used in production of the Company's products. The Company purchases raw materials from JMS in the ordinary course of business and at prices consistent with those offered by other suppliers. The Company also has an agreement with JMS to produce one of the Company's products in accordance with specifications and quality control provided by the Company. The Company compensates JMS for such manufacturing services at prices consistent with those offered by other manufacturers who provide such services.

     During fiscal 1998, Herrero Brothers, Inc., a commercial general contracting firm, provided construction services to the Company in the aggregate amount of $61,871. Mark Herrero, the husband of director Jan Booth, is an officer, director and 50 percent owner of Herrero Brothers, Inc.

     During fiscal 1998, the Company loaned to Thomas M. Delaplane, Vice President -- Sales of the Company, an aggregate principal amount of $281,000 pursuant to two separate Secured Promissory Notes ("Notes"). The Notes bear interest at the annual rate of 6.50 percent and are payable in full on the earliest to occur of (i) the date of the sale or other disposition of Mr. Delaplane's primary residence, (ii) the date of Mr. Delaplane's termination of employment with the Company for any reason or (iii) two years from the date of the Notes. Mr. Delaplane's obligations under the Notes are secured by 30,000 shares of the Company's Common Stock held in the name of the Delaplane Family Trust.

     Any other business relationships existing between any of the nominees or continuing directors and the Company, or between the Company and any of the beneficial owners identified under the caption "Security Ownership of Certain Beneficial Owners" on pages 6 - 7 herein are described under the caption "Compensation Committee Interlocks and Insider Participation" on pages 15-16 herein.

                  MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS

ELECTION OF DIRECTORS

     The directors of Class II will be elected at the 1999 Annual Meeting of Stockholders and will hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees for directors of Class II, Robert A. Helman, Edmund R. Manwell and Timothy P. Smucker, constitute Class II of the Board of Directors with each of their terms expiring as of the date of this Annual Meeting. Information regarding the Board of Directors of the Company, including the business experience of the nominees for directors of Class II, is set out under the caption "Board of Directors" on pages 3-5 herein. No family relationship exists between any nominee and any of the other directors. Any business relationship existing between any of the nominees or continuing directors and the Company are described under the captions "Compensation Committee Interlocks and Insider Participation" and "Other Relationships" on pages 15-16 herein.

     Unless otherwise directed, the persons named in the enclosed form of proxy will vote such proxy for the election of Robert A. Helman, Edmund R. Manwell and Timothy P. Smucker, each of whom has consented to be named as a director of the Company and to serve if elected. In case any of Messrs. Helman, Manwell or Smucker becomes unavailable for election or declines to serve for any unforeseen reason, an event management does not anticipate, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

APPROVAL OF THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN (1993)

     The Board of Directors has approved, subject to stockholder approval, an amendment to the Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993) (the "1993 Plan"), increasing the number of shares subject to issuance under the Plan from 4,400,000 to 6,400,000.

     The 1993 Plan, approved by the Company's stockholders on May 11, 1994, and amended on May 1, 1996, presently permits the grant of options to purchase up to 4,400,000 shares of the Company's Common Stock.

     The 1993 Plan is intended to (i) provide a vehicle under which stock option awards ("awards") may be granted to employees and directors of the Company and its subsidiaries who are in a position to promote the sound performance of the Company and its subsidiaries, and (ii) to further align the interests of management with the stockholders of the Company.

     Currently, pursuant to the 1993 Plan, the Company may grant options to purchase up to 4,400,000 shares of the Company's Common Stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events). If, at any time during the term of the 1993 Plan, an option granted under the 1993 Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares shall become available for grant to other employees. The shares of Common Stock available under the 1993 Plan may be authorized and unissued shares or treasury shares. The Board of Directors, by resolution, may terminate, amend or revise the 1993 Plan at any time, provided however that the Board may not amend the terms of the 1993 Plan more frequently than permitted under Rule 16b-3 in regard to provisions that affect members of the Board of Directors who are not employees of the Company. Rights and obligations under any option granted before any amendment of the 1993 Plan may not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the option was granted.

     The Compensation Committee of the Board of Directors is the Administrator of the 1993 Plan. Subject to the terms and conditions of the 1993 Plan, the Administrator has the authority to: (i) interpret and determine all questions of policy and expediency pertaining to the 1993 Plan; (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for the 1993 Plan's proper administration; (iii) select the key employees to receive awards;
(iv) determine the form and terms of awards; (v) determine the number of shares subject to awards; (vi) determine whether awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to other grants under the 1993 Plan or any other incentive or compensation plan of the Company, a subsidiary or an acquired business unit; (vii) grant waivers of the 1993 Plan or award conditions; (viii) accelerate the vesting of awards; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the 1993 Plan, any award or any award notice; and (x) take any and all other actions it deems necessary or advisable for the proper administration of the 1993 Plan.

     The Administrator may also adopt such amendments, procedures, regulations and subplans as it deems necessary to enable key employees and members of the Board of Directors who are foreign nationals or are employed outside the United States to receive stock option awards under the 1993 Plan.

     Under the 1993 Plan, key employees may be granted options intended to be incentive stock options under Section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options or both. Additionally, key employees may, in the Administrator's discretion, also receive "Reload Options" (as described below). Reload Options shall be in such form and contain such terms as the Administrator deems appropriate under the 1993 Plan. Options granted under the 1993 Plan are non-transferable except by will or the laws of descent and distribution.

     While the terms of options granted to key employees need not be identical, each option is subject to the following terms: (i) the exercise price is the price set by the Administrator but may not be less than 100 percent of the fair market value of the Company's Common Stock on the date of the grant; (ii) the exercise price may be paid in cash (including check, bank draft, wire transfer or money order), or all or part of the purchase price may be paid by delivery of the Company's Common Stock already owned by the participant for at least six months and valued at its fair market value, or any combination of the foregoing methods of payment; (iii) an option is treated as exercised on the later of the date that proper notice of exercise accompanied by the aggregate exercise price is received by the Company or such exercise date as may be specified in such proper notice when accompanied by such aggregate exercise price; (iv) the term of an option may not be greater than 10 years from the date of the grant; and
(v) neither a person to whom an option is granted nor such person's legal representative, heir, legatee or distributee shall be deemed to be the holder of, or have any of the rights of a holder with respect to, any shares subject to such option unless and until the option has been exercised.

     The following special terms apply to grants of incentive stock options under the 1993 Plan: (i) no incentive stock option may be granted after the 10th anniversary of the date the 1993 Plan was adopted by the Board of Directors;
(ii) the exercise price under each incentive stock option may not be less than 100 percent of the fair market value of the shares of the Company's Common Stock on the date of grant provided that the exercise price under each incentive stock option granted to any employee who directly or indirectly owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company must be at least 110 percent of the fair market value of the Company's Common Stock on the grant date (and such option may not be exercisable after the expiration of five years from the date of the grant); (iii) no incentive stock option shall be granted to a person in such person's capacity as a key employee of a subsidiary if the Company has less than a 50 percent ownership interest in such subsidiary; and (iv) incentive stock options shall contain such other terms as may be necessary to qualify the options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute.

     Concurrently with the award of options to a participant, the Administrator may authorize reload options ("Reload Options") granted at fair market value to purchase for cash or shares a number of shares of the Common Stock. The number of Reload Options will equal: (i) the number of shares of Common Stock used to exercise the underlying options plus (ii) the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying option, including shares withheld from those that would otherwise be issuable to the optionee pursuant to exercise of the subject option. The grant of a Reload Option will become effective upon the exercise of the underlying options or Reload Options through the use of shares of Common Stock held by the optionee for at least six months. Notwithstanding the fact that the underlying option may be an incentive stock option, a Reload Option will not be intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Each Reload Option granted under the 1993 Plan is fully exercisable six months from the effective date of grant. The exercise price of a Reload Option shall equal the fair market value of the Company's Common Stock on the date of grant of the Reload Option. The term of each Reload Option shall be equal to the remaining option term of the underlying option. No additional Reload Options shall be granted when options or Reload Options are exercised pursuant to the terms of the 1993 Plan following cessation of the optionee's employment with the Company for any reason.

     On the date of approval of the 1993 Plan by the Company's stockholders (the "Approval Date"), each member of the Board of Directors who was not an employee of the Company or its subsidiaries (each a "Non-Employee Director") was awarded a non-qualified stock option for 10,000 shares of the Company's Common Stock. After the Approval Date, any person appointed or elected a Non-Employee Director receives a non-qualified stock option for 10,000 shares of Common Stock on the date such person is so appointed or elected. On each anniversary of the Approval Date, each Non-Employee Director receives a non-qualified stock option for 3,000 shares of Common Stock. Options to Non-Employee Directors are subject to the following terms: (i) the exercise price is equal to 100 percent of the fair market value of the Company's Common Stock on the date of the grant; (ii) the term of the options is 10 years; and (iii) the options are exercisable beginning six months after the date of the grant.

     All options granted under the 1993 Plan, in addition to vesting as described above, vest and become exercisable immediately prior to a Change of Control (as defined on pages 12-13 under the caption "Employment Contracts, Employment Termination and Change of Control Arrangements") and immediately upon the death or retirement of an optionee.

     As a condition to receiving or exercising an option granted under the 1993 Plan, a participant must pay the Company the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the option. An optionee may satisfy such withholding requirements in whole or in part by directing the Company to withhold shares from those that would otherwise be issuable to the participant or by otherwise tendering other shares of Common Stock owned by the participant. The withheld shares and other tendered shares will be valued at the fair market value as of the date that the tax withholding obligation arises.

     Subject to the Change of Control provisions in the 1993 Plan, no stock option granted pursuant to the 1993 Plan may be exercisable for at least six months after the date of grant. No one participant may receive in the aggregate options granting him more than 50 percent of the aggregate number of shares issuable upon exercise of options granted under the 1993 Plan.

     A participant who receives a non-qualified option under the 1993 Plan will not recognize any taxable income upon the grant of such option. In general, upon exercise of a non-qualified option a participant will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. The ordinary income recognized with respect to the transfer of shares upon exercise of a non-qualified option under the 1993 Plan will be subject to both wage withholding and employment taxes.

     A participant's tax basis in the shares received on exercise of a non-qualified option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such shares would begin just after the transfer of such shares to the participant. Subject to the satisfaction of certain conditions, a deduction for federal income tax purposes will be allowed to the Company in an amount equal to the income recognized by the participant, as a result of the receipt of such shares.

     If a participant exercises a non-qualified option by delivering other shares, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the non-qualified option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided he receives a separate identifiable stock certificate upon exercise, the participant's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include the holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received on exercise of a non-qualified option paid for, in whole or in part, with shares will be the same as if the participant had exercised the option solely for cash.

     Under the Code, no taxable income is recognized by an employee at the time an incentive stock option is granted and no taxable income is recognized at the time such an option is exercised. However, the difference between the option price and the fair market value of the shares on the date of exercise constitutes an item of tax preference subject to the alternative minimum tax under Section 55 of the Code. If the employee does not make a disposition of the purchased shares within the two-year period measured from the date of option grant nor within the one-year period measured from the date of issuance of the shares upon exercise to the participant, any profit or loss recognized upon disposition will be capital gain or loss. If the employee disposes of the purchased shares within either the two-year or one-year period mentioned above (a "disqualifying disposition"), then the employee will, in general, recognize compensation income in the year of disposition equal to the amount by which the fair market value of the shares on the date the option was exercised exceeded the exercise price or, in the case of a sale or exchange in which a loss would otherwise be recognized, the lower of the amount by which the fair market value of the shares on the date the option was exercised or the fair market value of the shares on the date of sale exceeded the exercise price. Any additional gain or loss recognized upon the disposition will be capital gain or loss. So long as the employee does not make a disqualifying disposition, no compensation deduction or other deduction may be taken by the Company. To the extent that the employee must recognize compensation income due to a disqualifying disposition, the Company will be entitled to a corresponding compensation deduction. In the case of an employee who is subject to Section 16(b) of the Securities and Exchange Act of 1934, the amount of income realized by the optionee upon a disqualifying disposition and the amount of the corresponding deduction allowable to the Company is measured by the fair market value of the stock at the time of the expiration of the period, not to exceed six months, during which a sale of the stock by the optionee could subject the optionee to liability under Section 16(b).

     The aggregate market value of the shares of the Company's Common Stock which are subject to options under the 1993 Plan (including those shares subject to options which were granted on February 23, 1999 subject to stockholder approval of the Amendment to the 1993 Plan) was $63,879,027 on March 24, 1999. The last reported sale price of the Company's Common Stock on the NASDAQ National Market System on March 24, 1999 was $13.375 per share. As of March 24, 1999, options to purchase 50,448 shares of the Company's Common Stock were available for grant under the 1993 Plan (including those shares available due to lapses or cancellations of previously issued options). Approximately 24 executive-level employees of the Company, seven Non-Employee Directors and other key staff members are eligible to participate in the 1993 Plan.

     The following table sets out, as to the Named Executive Officers and the various other indicated individuals and groups, (a) the number of shares of Common Stock subject to options granted under the 1993 Plan since the effective date of the 1993 Plan through March 24, 1999 (excluding any options which have lapsed or have been cancelled), including those shares subject to options which were granted on February 23, 1999 subject to stockholder approval of the Amendment to the 1993 Plan and (b) the weighted average exercise price payable per share.

           OPTIONS TO PURCHASE SHARES RECEIVED SINCE INCEPTION UNDER
            DREYER'S GRAND ICE CREAM, INC. STOCK OPTION PLAN (1993)

                                                           NUMBER OF       WEIGHTED AVERAGE
                                                            OPTIONS            EXERCISE
                   NAME AND POSITION                     RECEIVED(1)(2)        PRICE($)
                   -----------------                     --------------    ----------------
T. Gary Rogers, Chairman of the Board and Chief
  Executive Officer(3).................................      772,000            $14.75
William F. Cronk, III, President(3)....................      772,000             14.75
William R. Oldenburg, Vice
  President -- Operations(4)...........................      282,800             14.45
Thomas M. Delaplane, Vice President -- Sales(4)........      281,200             14.45
J. Tyler Johnston, Vice President -- Marketing(4)......      217,710             15.76
Edmund R. Manwell, Secretary, Director and nominee for
  Director.............................................       22,000             15.23
Robert A. Helman, Director and nominee for Director....       13,000             23.45
Timothy P. Smucker, Director and nominee for
  Director.............................................       16,000             17.43
All current executive officers as a group(5)...........    2,439,652             14.91
All current directors who are not executive officers as
  a group..............................................      127,000             16.90
All employees, including all current officers who are
  not executive officers, as a group(6)................    2,348,300             14.90

---------------
(1) The total number of options received includes non-qualified options granted in 1994, which certain of the listed Named Executive Officers elected to receive pursuant to the Income Swap Plan (described in the Compensation Committee Report on Executive Compensation on pages 13 - 15 herein). In this regard,

    Messrs. Rogers and Cronk each received an option to purchase 38,800 shares of the Company's Common Stock, Mr. Oldenburg received an option to purchase 17,400 shares of the Company's Common Stock and Mr. Delaplane received an option to purchase 16,800 shares of the Company's Common Stock.

(2) The total number of options received includes non-qualified options granted in 1996, which each of the listed Named Executive Officers elected to receive pursuant to the Income Swap Plan (described in the Compensation Committee Report on Executive Compensation on pages 13-15 herein). In this regard, Messrs. Rogers and Cronk each received an option to purchase 28,000 shares of the Company's Common Stock, Mr. Oldenburg received an option to purchase 15,000 shares of the Company's Common Stock, Mr. Delaplane received an option to purchase 14,000 shares of the Company's Common Stock and Mr. Johnston received an option to purchase 11,400 shares of the Company's Common Stock.

(3) The total number of options received includes an option to purchase 130,300 shares of the Company's Common Stock subject to stockholder approval of the Amendment to the 1993 Plan.

(4) The total number of options received includes an option to purchase 43,450 shares of the Company's Common Stock subject to stockholder approval of the Amendment to the 1993 Plan.

(5) The total number of options received by this group includes in the aggregate options to purchase 434,400 shares of the Company's Common Stock subject to stockholder approval of the Amendment to the 1993 Plan.

(6) The total number of options received by this group includes in the aggregate options to purchase 198,000 shares of the Company's Common Stock subject to stockholder approval of the Amendment to the 1993 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN (1993).

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has been appointed to be the Company's independent public accountants for the fiscal year ending December 25, 1999, and were the independent public accountants for the Company during the fiscal year ended December 26, 1998.

     The appointment of independent public accountants is made annually by the Board of Directors and is subsequently submitted by them to the stockholders for approval. The decision of the Board of Directors is, in turn, based upon the recommendation of the Audit Committee of the Board of Directors. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. In addition, the Audit Committee reviews the types of professional services provided by PricewaterhouseCoopers LLP to determine whether the rendering of such services would impair the independence of PricewaterhouseCoopers LLP. Should stockholder approval not be obtained, the Board of Directors will consider it a directive to select and retain other independent public accountants.

     A representative or representatives of PricewaterhouseCoopers LLP will be present at the stockholders' meeting and will be afforded an opportunity to make a statement if they so desire and will be available to respond to questions raised orally at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 FISCAL YEAR AND THEREAFTER UNTIL A SUCCESSOR IS APPOINTED.

                               VOTING INFORMATION

GENERAL VOTING INFORMATION

     A stockholder may, with respect to the election of directors (i) vote for the election of all the director nominees named herein, or (ii) withhold authority to vote for the director nominees or (iii) vote for the election of any of such director nominee(s) and against any of the other director nominee(s) by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A stockholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board of Directors.

     Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Approval of each matter specified in the Annual Meeting notice requires the affirmative vote of either a majority or a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter, including the shares of Common Stock into which the outstanding shares of Series A Convertible Preferred Stock are convertible on the record date for the meeting.

VOTES REQUIRED FOR APPROVAL

     Election of Directors: Plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, including the shares of Common Stock into which the outstanding shares of Series A Convertible Preferred Stock are convertible on the record date for the meeting.

     Approval of the amendment to the Company's Stock Option Plan (1993):
Majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, including the shares of Common Stock into which the outstanding shares of Series A Convertible Preferred Stock are convertible on the record date for the meeting.

     Approval of PricewaterhouseCoopers LLP as independent public accountants:
Majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, including the shares of Common Stock into which the outstanding shares of Series A Convertible Preferred Stock are convertible on the record date for the meeting.

                           PROPOSALS OF STOCKHOLDERS

     The 2000 Annual Meeting of Stockholders will be held on or about May 10, 2000. The deadline for submission of proposals by stockholders pursuant to Rule 14a-8 issued under the Securities Exchange Act of 1934 (the "Act"), which are intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2000 Annual Meeting of Stockholders of the Company, is December 10, 1999. The deadline for providing timely notice to the Company of matters that stockholders desire to introduce at the next Annual Meeting of Stockholders of the Company (which are not otherwise submitted for inclusion in the proxy statement in accordance with the preceding sentence) is February 23, 2000. Board of Directors' proxies will be authorized to exercise discretionary authority with respect to any such stockholder proposal not included in the Company's proxy materials for the 2000 Annual Meeting of Stockholders unless the Company receives notice of such proposal prior to February 23, 2000 and the conditions set forth in Rule 14a-4(c)(2)(i) - (iii) under the Act are met. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by Certified Mail, Return Receipt Requested, addressed to the Secretary of Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland CA 94618.

                                 OTHER MATTERS

     The Company knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, it is intended that the proxy holders will vote on them in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          EDMUND R. MANWELL
                                          Secretary

Oakland, California
April 8, 1999

          COPIES OF DREYER'S GRAND ICE CREAM, INC.'S FORM 10-K REPORT,
                  A CORPORATE OPERATIONAL AND FINANCIAL REPORT
                            FILED ANNUALLY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION,
               ARE AVAILABLE WITHOUT CHARGE BUT WITHOUT EXHIBITS
       FOR THOSE STOCKHOLDERS WHO WISH TO HAVE MORE DETAILED INFORMATION
                               ABOUT THE COMPANY.

             If you would like a copy, or have any other inquiries about the Company or your stockholder account, please write to:

                               WILLIAM C. COLLETT
                                   TREASURER
                         DREYER'S GRAND ICE CREAM, INC.
                              5929 COLLEGE AVENUE
                           OAKLAND, CALIFORNIA 94618

(LOGO)printed on recycled paper

                                    APPENDIX

                         DREYER'S GRAND ICE CREAM, INC.

                            STOCK OPTION PLAN (1993)*

1.       Purpose

         The purpose of the Plan is to provide a vehicle under which a variety of stock option awards may be granted to employees and directors of the Company and its Subsidiaries to further the profits and prosperity of the Company and its Subsidiaries.

2.       Definitions

         A. "Award" means any form of stock option granted under the Plan.

         B. "Award Notice" means any written notice from the Company to a Participant or agreement between the Company and a Participant that establishes the terms applicable to an Award.

         C. "Board of Directors" means the Board of Directors of the Company.

         D. "Code" means the Internal Revenue Code of 1986, as amended.

         E. "Committee" means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee, and any separate committee to which it delegates any of its authority and duties under the Plan, shall each have membership composition which enable the Plan to qualify under Rule 16b-3 with regard to Awards to persons who are subject to Section 16 of the Exchange Act.

         F.       "Common Stock" means common stock of the Company.

         G. "Company" means Dreyer's Grand Ice Cream, Inc., a Delaware corporation.

         H.       "Director" means a member of the Board of Directors.

--------
         *This plan has been revised to reflect the increase in the aggregate number of shares of common stock reserved for issuance under the terms of this plan from 4,400,000 to 6,400,000, which increase requires stockholder approval at the May 12, 1999 Annual Meeting to be effective.

         I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         J. "Fair Market Value" means, as of a specified date, the mean of the high and the low sales price of one share of Common Stock on the over-the-counter market or the closing price on the principal stock exchange where the Company's stock prices are officially quoted, or if not traded on that date, then on the date last traded. If for any reason the Company's stock ceases to be traded on the over-the-counter market or listed on a stock exchange, the Committee shall establish the method for determining the Fair Market Value of the Common Stock.

         K. "Key Employee" means any employee of the Company or a Subsidiary responsible for the management of the business of the Company (or a Subsidiary) who is in a position to make substantial contributions to the sound performance of the Company (or a Subsidiary). The term "Key Employee" shall include officers as well as other employees devoting full time to the Company (or a Subsidiary) and shall include Directors who are also active officers or employees of the Company (or a Subsidiary).

         L. "Non-Employee Director" means a Director who is not an employee of the Company or a Subsidiary.

         M. "Participant" means any individual to whom an Award is granted under the Plan.

         N. "Plan" means this Plan, which shall be known as the Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993).

         O. "Rule 16b-3" means Rule 16b-3 issued under the Exchange Act or any successor rule.

         P. "Subsidiary" means a corporation or other business entity (i) of which the Company directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body.

3.       Administration.

         A. The Plan shall be administered by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have the authority to:

            (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

                  (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for the Plan's proper administration;

                  (iii)  select Key Employees to receive Awards;

                  (iv)   determine the form and terms of Awards;

                  (v)    determine the number of shares subject to Awards;

                  (vi) determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to other grants under the Plan or any other incentive or compensation plan of the Company, a Subsidiary or an acquired business unit;

                  (vii)  grant waivers of Plan or Award conditions;

                  (viii) accelerate the vesting of Awards;

                  (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Notice; and

                  (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan.

         B. The interpretation and construction of any provision of the Plan by the Committee shall be final, conclusive and binding on all parties, including the Company, its Subsidiaries and stockholders, and the Participants, their estates, executors, administrators, heirs and assigns. No member of the Committee shall be liable for any action or determination made by him in good faith.

         C. The Committee may adopt such Plan amendments, procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees and Directors who are foreign nationals or employed outside the United States to receive Awards.

         D. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards with respect to persons who are subject to
         Section 16 of the Exchange Act.

4.       Eligibility

         A. Any Key Employee is eligible to become a Participant in the Plan.

         B. Non-Employee Directors shall receive Awards in accordance with
         Section 7.

5.       Stock Subject to the Plan.

         A. The aggregate number of shares of Common Stock which may be delivered on exercise of options under this Plan shall not exceed six million four hundred thousand (6,400,000)* shares, subject to adjustment as provided hereinafter. If, at any time during the term of this Plan, an option granted under this Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares shall become available for option to other employees.

         B. In the event that (i) the number of outstanding shares of Common Stock shall be changed by reason of split-ups, combinations or reclassifications of shares or otherwise, (ii) any share dividends are distributed to the holders of Common Stock or (iii) the Common Stock is converted into or exchanged for other shares as a result of any merger, consolidation or recapitalization then, in any such case, the number of shares for which options may thereafter be granted under this Plan, both in the aggregate and as to any individual, and the number of shares then subject to options theretofore granted under this Plan and the price per share payable upon exercise of such options shall be appropriately adjusted by the Committee so as to reflect such change.

         C. The shares of Common Stock available under the Plan may be authorized and unissued shares or treasury shares.

6.       Term

         This Plan shall be effective and operative, subject to approval of the stockholders of the Company within twelve months after its adoption by the Board of Directors, from the date that the Plan is approved by the Board of Directors and shall remain in effect until terminated by the Board of Directors.

7.       Awards to Non-Employee Directors

         Non-Employee Directors shall receive awards in accordance with the following terms:

         A. On the day of adoption of this Plan by the Company's stockholders (the "Approval Date"), each Non-Employee Director

--------
         *This plan has been revised to reflect the increase in the aggregate number of shares of common stock reserved for issuance under the terms of this plan from 4,400,000 to 6,400,000, which increase requires stockholder approval at the May 12, 1999 Annual Meeting to be effective.

         shall receive a non-qualified option for 10,000** shares of Common
         Stock.

         B. After the Approval Date, any person who is appointed or elected a Non-Employee Director shall receive a non-qualified stock option for 10,000** shares of Common Stock on the date such person is so appointed or elected.

         C. On each anniversary of the Approval Date each Non-Employee Director shall receive a non-qualified stock option for 3,000** shares of Common Stock.

         D. Options to Non-Employee Directors shall be subject to the following terms: (i) the exercise price shall be equal to 100% of the Fair Market Value of the Common Stock on the date of the grant, payable in accordance with all the alternatives stated in Section 8.B(ii); (ii) the term of the options shall be 10 years; (iii) the options shall be exercisable beginning 6 months after the date of the grant; and (iv) the options shall be subject to Section 10.

8.       Stock Options

         A. Awards shall be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

         B. Subject to Section 8.C relating to incentive stock options, options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of options need not be identical, each option shall be subject to the following terms:

                  (i) The exercise price shall be the price set by the Committee but may not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

                  (ii) The exercise price shall be paid in cash (including check, bank draft, or money order), or all or part of the purchase price may be paid by delivery of the optionee's delivery of Common Stock, already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment.

                  (iii) An option shall be treated as exercised on the later of
                  (i) the date that proper notice of exercise accompanied by the aggregate exercise price is received


** Adjusted to reflect the two-for-one stock split of the Company's Common
   Stock effective October 30, 1997.

                  by the Company, or (ii) such exercise date as may be specified in such proper notice when accompanied by such aggregate exercise price.

                  (iv) The term of an option may not be greater than 10 years from the date of the grant.

                  (v) Neither a person to whom an option is granted nor his legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option.

         C. The following special terms shall apply to grants of incentive stock options:

                  (i) No incentive stock option shall be granted after the tenth (10th) anniversary of the date the Plan is adopted by the Board of Directors.

                  (ii) Subject to Section 8.C.(iii), the exercise price under each incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

                  (iii) No incentive stock option shall be granted to any employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant and such option is not exercisable after the expiration of 5 years from the date of the grant.

                  (iv) No incentive stock option shall be granted to a person in his capacity as a Key Employee of a Subsidiary if the Company has less than a 50% ownership interest in such Subsidiary.

                  (v) Incentive stock options shall contain such other terms as may be necessary to qualify the options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute.

9.       Reload Options

         A. Concurrently with the award of options to any Participant, the Committee may authorize reload options
         ("Reload Options") to purchase for cash or shares a number of shares of the Common Stock. The number of Reload Options shall equal:

                  (i) the number of shares of Common Stock used to exercise the underlying options; and

                  (ii) the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying option, including shares withheld from those that would otherwise be issuable to the optionee pursuant to exercise of the subject option. The grant of a Reload Option will become effective upon the exercise of the underlying options or Reload Options through the use of shares of Common Stock held by the optionee for at least six (6) months.

         B. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         C. Each Award Notice shall state whether the Committee has authorized Reload Options with respect to the underlying options. Upon the exercise of an underlying option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Award Notice.

         D. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

         E. Each Reload Option is fully exercisable six (6) months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying option.

         F. No additional Reload Options shall be granted when options or Reload Options are exercised pursuant to the terms of this Plan following cessation of the optionee's employment with the Company for any reason.

10. Exercise of Stock Option Upon Termination of Employment or Services

         A. Options granted under Section 7 shall be exercisable upon the Participant's termination of service within the following periods only. Subject to Section 17, stock options to other Participants may permit the exercise of options upon the Participant's termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

                  (i) if on account of death, within 24 months of such event by the person or persons to whom the Participant's rights pass by will or the laws of descent or distribution.

                  (ii) if on account of disability (as defined in Section 22(e)(3) of the Code or any successor statute), non-qualified stock options may be exercised within 24 months of such termination and incentive stock options within 12 months.

                  (iii) if on account of retirement (as defined from time to time by Company policy), non-qualified stock options may be exercised within 24 months of such termination and incentive stock options with 3 months.

                  (iv) if for any reason other than death, disability or retirement (as defined from time to time by Company policy), options may be exercised within 3 months of such termination.

         B. An unexercised option shall be exercisable only to the extent that such option was exercisable on the date the Participant's employment or service terminated. However, terms relating to the exercisability of options may be amended by the Committee before or after such termination, except in respect to options granted under Section 7.

         C. In no case may an unexercised option be exercised to any extent by anyone after expiration of its term.

11.      Acceleration of Vesting of Options.

         A. In the event of a Change in Control (as defined below), death of an optionee or retirement of an optionee (as defined from time to time by Company policy), all options which have not yet vested shall vest, mature and become exercisable in whole or in part immediately prior to the event constituting the Change of Control, or immediately upon the death or retirement of such optionee.

         B. A Change of Control for these purposes shall be defined as, (i) the acquisition by any person of beneficial ownership of forty percent (40%) or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which forty percent (40%) shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), or (ii) a change in the composition of majority membership of the Board of Directors over any two-year period beginning with the date of adoption of this Plan by the Board of Directors, or (iii) a change in ownership of the Company such that the Company becomes subject to the delisting of its Common Stock from the NASDAQ National Market System, or (iv) the approval by the Board of Directors of the sale of all or substantially all of the assets of the Company, or (v) the approval by the Board of Directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii) or (iii) above. Notwithstanding anything to the contrary in this Section 11.B, acquisitions by any person (or any group of which such a person is a member) who is as of the date of adoption of this Plan by the Board of Directors, a member of the Board of Directors, of beneficial ownership of forty percent (40%) or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (calculation of such forty percent (40%) being made as described above), shall not be deemed a Change of Control for purposes of this Plan.

12.      Nonassignability

         The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. During the lifetime of the person to whom a stock option is granted, he or she alone may exercise it.

13.      Payment of Withholding Taxes

         A. As a condition to receiving or exercising an Award, as the case may be, the Participant shall pay to the Company the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Award.

         B. An optionee may satisfy such withholding requirements in whole or in part by directing the Company to withhold shares from those that would otherwise be issuable to the Participant or by otherwise tendering other shares of Common Stock owned by the Participant. The withheld shares and other tendered shares will be valued at the Fair Market Value as of the date that the tax withholding obligation arises.

14.      Amendments

         The Board of Directors may amend the Plan at any time and from time to time, provided however that the Board shall not amend the terms of the Plan more frequently than permitted under Rule 16b-3 in regard to provisions that affect persons receiving Awards under Section 7. Rights and obligations under any Award granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Award was granted.

15.      Regulatory Approvals and Listings

         Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (C) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

16.      No Right to Continued Employment or Grants

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

17.      Special Provision Pertaining to Persons Subject to Section 16

         Notwithstanding any other term of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability:

         A. No stock option granted pursuant to the Plan may be exercisable for at least 6 months after the date of grant.

18.      Limitations on Awards Under the Plan

         No one Participant shall receive in the aggregate Awards granting him more than fifty percent (50%) of the aggregate number of shares (6,400,000)* which may be delivered on exercise of options under the Plan.

--------
         *This plan has been revised to reflect the increase in the aggregate number of shares of common stock reserved for issuance under the terms of this plan from 4,400,000 to 6,400,000, which increase requires stockholder approval at the May 12, 1999 Annual Meeting to be effective.

PROXY

                         DREYER'S GRAND ICE CREAM, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999
                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints T. Gary Rogers, William F. Cronk, III and Edmund
R. Manwell, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC., to be held at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California 94623 at 2:00 p.m. on Wednesday, May 12, 1999, and at any postponements or adjournments thereof, upon the following matters:

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE.)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 [DREYERS LOGO]

                                                            Please mark
                                                            your votes as    [X]
                                                            indicated in
                                                            this example.



                                                       FOR ALL        WITHHOLD
1. The election of three Class II         FOR ALL      nominees       AUTHORITY
   directors. Instruction: To withhold    nominees     except as     to vote for
   authority for any individual            listed     crossed out     nominees
   nominee, cross out the nominee's        below         below      listed below
   name in the list below:                  [  ]          [  ]          [  ]

   Robert A. Helman    Edmund R. Manwell    Timothy P. Smucker



2. The approval of the amendment to
   the Company's Stock Option Plan          FOR         AGAINST        ABSTAIN
   (1993) to increase the number of         [  ]          [  ]           [  ]
   shares reserved for issuance
   thereunder from 4,400,000 to
   6,400,000.


3. The approval of PricewaterhouseCoopers   FOR         AGAINST        ABSTAIN
   LLP as the Company's independent public  [  ]          [  ]           [  ]
   accountants for fiscal year 1999.

4. With discretionary authority on such matters as may properly come before the meeting.


THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2 AND PROPOSAL 3.


The Annual Meeting of Stockholders may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.


Signature(s)____________________________________________________________________
Dated_______________________, 1999 Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

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